     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2001
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)

                          NEW YORK                                                     16-0393470
              (State or Other Jurisdiction of                             (I.R.S. Employer Identification No.)
               Incorporation or Organization)

                              ONE RIVERFRONT PLAZA
                            CORNING, NEW YORK 14831
   (Address, Including Zip Code, and Telephone Number, Including Area Code of
                   Registrant's Principal Executive Offices)

                               WILLIAM D. EGGERS
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              CORNING INCORPORATED
                              ONE RIVERFRONT PLAZA
                            CORNING, NEW YORK 14831
                           TELEPHONE: (607) 974-9000
                              FAX: (607) 974-8656
(Name, Address Including Zip Code, and Telephone Number, Including Area Code of
                               Agent for Service)
                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED          PROPOSED
                       TITLE OF EACH                              MAXIMUM          MAXIMUM                            AMOUNT OF
                    CLASS OF SECURITIES                        AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
                      TO BE REGISTERED                          REGISTERED       PER SHARE(1)    OFFERING PRICE(1)       FEE
Common Stock ($.50 par value)...............................    1,949,998(2)        $18.97          $36,991,462         $9,248

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on April 3, 2001.
(2) Pursuant to Rule 416(a) of the Securities Act of 1933, this includes such indeterminate number of shares as may be issued by reason of any stock split, stock dividend, recapitalization on similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 10, 2001

PROSPECTUS

                              CORNING INCORPORATED

                        1,949,998 SHARES OF COMMON STOCK
                                ($.50 PAR VALUE)

    On March 16, 2001, we issued 1,949,998 shares of Corning Common Stock in connection with the merger of Tropel Corporation with and into our wholly-owned subsidiary. In connection with the merger, we have agreed to register the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling shareholders (as defined below).

    Our common stock is listed on the New York Stock Exchange under the symbol "GLW." On April 3, 2001, the closing price of our common stock, as reported on the New York Stock Exchange, was $18.50 per share.

    The selling shareholders or their pledgees, donees, transferees or other successors in interest may sell all or a portion of the shares from time to time on one or more stock exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is ____________, 2001.

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
Forward-Looking Statements............     2
About Corning Incorporated............     2
Selling Shareholders..................     2
Plan of Distribution..................     3


Description of Corning Capital
  Stock...............................     5
                                          PAGE
                                        --------
Legal Matters.........................     7
Experts...............................     7
Where You Can Find More Information...     7

                           FORWARD-LOOKING STATEMENTS

Statements included in this prospectus and in the documents we incorporate by reference which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements describe a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the documents we incorporate by reference. These statements appear in the sections of our documents filed with the SEC captioned "Business," "Risk Factors," and "Management's Discussion and Analysis."

                                     ABOUT
                              CORNING INCORPORATED

We trace our origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and our name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

    We are a global, technology-based corporation that operates in three broadly based operating business segments:

    - Telecommunications;

    - Advanced Materials; and

    - Information Display.

    The Telecommunications segment produces optical fiber and cable, optical hardware and equipment photonic modules and components and optical networking devices for the worldwide telecommunications industry. The Advanced Materials segment manufactures specialized products with unique properties for customer applications utilizing glass, glass ceramic and polymer technologies. Businesses within this segment include environmental products, life science products, semiconductor materials and optical and lighting products. The Information Display Segment manufactures glass panels and funnels for televisions and CRT's, liquid-crystal display, glass for flat panel displays and projection video lens assemblies.

    Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.

                              SELLING SHAREHOLDERS

We have agreed to register 1,949,998 shares of Corning common stock for resale by the selling shareholders. The following table includes information as of March 31, 2001, concerning the selling shareholders' beneficial ownership of shares of Corning common stock. No selling shareholder owns more than 1% of Corning's outstanding common stock.

                                                                        MAXIMUM
                                                                       NUMBER OF
                                                NUMBER OF SHARES      SHARES TO BE     NUMBER OF SHARES
                                                BENFICIALLY OWNED   SOLD PURSUANT TO     BENEFICIALLY
                                                  PRIOR TO THE            THIS         OWNED AFTER THE
NAME                                                OFFERING           PROSPECTUS        OFFERING (1)
----                                            -----------------   ----------------   ----------------
John H. Bruning...............................       1,350,551(2)      1,350,551               0
Edward P. Coons...............................             914               914               0
Alan H. Bordenstein...........................         500,204(2)        500,204               0
General Signal Holding Co.....................          98,329            98,329               0

------------------------

(1) Assumes the sale of all the shares of Corning common stock offered by this prospectus.

(2) 292,500 shares in the aggregate are subject to the terms of an escrow agreement dated March 16, 2001.

                              PLAN OF DISTRIBUTION

The Company is registering the shares of Corning common stock on behalf of the selling shareholders. As used herein, "selling shareholders" includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Corning common stock offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Corning common stock will be borne by the selling shareholders. Sales of Corning common stock may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Corning common stock, through short sales of Corning common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of Corning common stock by the selling shareholders.

    The selling shareholders may effect such transactions by selling shares of Corning common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares of Corning common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares of Corning common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against certain liabilities, including certain liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares of Corning common stock against certain liabilities, including certain liabilities arising under the Securities Act.

    Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

    The selling shareholders also may resell all or a portion of the shares of Corning common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

                      DESCRIPTION OF CORNING CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

    Corning's authorized capital stock consists of 3,800,000,000 shares of common stock, $.50 par value, and 10,000,000 shares of preferred stock, $100 par value.

COMMON STOCK

    As of March 5, 2001, there were 928,176,165 outstanding shares of Corning common stock held by approximately 20,000 holders of record. The holders of Corning common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. The Corning board of directors is classified into three classes of approximately equal size, one of which is elected each year. Accordingly, holders of a majority of the Corning common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of Corning common stock are entitled to share ratably in all assets of Corning which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Corning preferred stock then outstanding. The current quarterly cash dividend of Corning common stock is $.06 per share of common stock. The continued declaration of dividends by the Corning board of directors is subject to the current and prospective earnings, financial condition and capital requirements of Corning and any other factors that the Corning board of directors deems relevant. The holders of Corning common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Corning common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Corning common stock are subject to the rights of the holders of shares of any series of Corning preferred stock which Corning may issue in the future.

PREFERRED STOCK

    Corning has designated 2,400,000 shares of its preferred stock as Series A junior participating preferred stock and 316,822 shares as Series B convertible preferred stock. As of March 5, 2001, there were 79,725 outstanding shares of Series B preferred stock, held exclusively by the trustee of Corning's existing employee investment plans. No other Corning preferred stock is outstanding. Series A preferred stock is reserved for issuance upon exercise of the rights distributed to the holders of Corning common stock pursuant to the Corning rights agreement referred to below.

    The Corning board of directors has the authority, without further shareholder approval, to create other series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to fix the dividend rights and terms, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences and limitations applicable to each such series of Corning preferred stock. The purpose of authorizing the Corning board of directors to determine such rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Corning preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Corning common stock and, under certain circumstances, make it more difficult for a third party to gain control of Corning.

RIGHTS AGREEMENT

    Corning has adopted a Rights Agreement, dated as of June 5, 1996, which provides for the issuance of one right to the holder of each share of Corning common stock. Ten days after any person or group acquires or announces its intention to acquire 20% or more of the outstanding Corning common stock, each Corning right will entitle the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Series A preferred stock, at an exercise price of $41.67 subject to certain antidilution adjustments.

    If a person or group announces its intention to acquire 20% or more of the outstanding Corning common stock or if Corning is acquired in a merger or other business combination or sells 50% or more of its assets or earning power, each Corning right, other than a Corning right beneficially owned by the acquiring person or group, which will be void, will entitle the holder to purchase, at the exercise price, common stock of the acquiring person or group having a current market value of two times the exercise price of the right. Prior to a person or group acquiring 50% or more of the outstanding Corning common stock, the Corning board of directors may also elect to issue a share of Corning common stock in exchange for each Corning right, other than Corning rights held by the acquiring person or group.

    The Corning rights expire on July 15, 2006, unless this expiration date is extended or the Corning rights are exchanged or redeemed by Corning before such date. Prior to an announcement by a person or group of its intent to acquire 20% or more of the outstanding Corning common stock, Corning may redeem the Corning rights in whole, but not in part, for $.01 per Corning right, or it may amend the Corning rights agreement in any way without the consent of the holders of the Corning rights.

INDEMNIFICATION AND LIABILITY OF DIRECTORS AND OFFICERS

    Sections 722 and 723 of the Business Corporation Law of the State of New York provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Corning's bylaws provide that it shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any action or proceeding against him or related appeal by reason of his being or having been a director or officer of Corning to the full extent permitted by the Business Corporation Law.

    Section 402(b) of the Business Corporation Law provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Corning's restated certificate of incorporation provides that its directors' liability is limited to the extent permitted by the Business Corporation Law.

TRANSFER AGENT AND REGISTER

    The transfer agent and registrar for the Corning common stock is Computershare Investor Services LLC in Chicago, Illinois.

                                 LEGAL MATTERS

The validity of the shares of our common stock is being passed on for us by William D. Eggers, Esq., Senior Vice President and General Counsel of Corning Incorporated. Mr. Eggers owns substantially less than 1% of the outstanding shares of our common stock.

                                    EXPERTS

The consolidated financial statements of Corning Incorporated incorporated in this prospectus by reference to Corning Incorporated's 2000 Annual Report on Form 10-K for the year ended December 31, 2000, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

Corning is subject to the informational requirements of the Exchange Act and, in accordance therewith file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by Corning with the SEC can be viewed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the SEC at (800) 732-0330. Corning common stock is listed on the New York Stock Exchange. Reports and other information concerning Corning may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Corning has filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Corning common stock issued in its acquisition of all of the issued and outstanding stock of Tropel Corporation from the selling shareholders. This prospectus does not contain all the information set forth in the registration statement, selected portions of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Corning and the Corning common stock, reference is made to the registration statement (including its exhibits).

    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that Corning has previously filed with the SEC. These documents contain important information about Corning and its finances.

CORNING FILINGS (FILE NO. 1-03247)                                  PERIOD
----------------------------------                ------------------------------------------
Annual Report on Form 10-K......................  Year ended December 31, 2000

Registration Statement on Form 8-A..............  Filed on July 11, 1996

Current Reports on Form 8-K.....................  Filed on January 25, 2001

                                                  Filed on March 19, 2001

Current Report on Form 8-K/A....................  Filed on February 23, 2001

    All documents and reports subsequently filed by Corning pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    This prospectus incorporates important business and financial information about Corning that is not included in or delivered with this prospectus. Documents incorporated by reference which are not presented herein or delivered herewith (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, without charge to: Corning Incorporated, One Riverfront Plaza, Corning, New York 14831 (telephone number (607) 974-9000), Attention: Secretary.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses payable by Corning Incorporated (the "Company") in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Company will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration Fee............................................  $ 9,248
Legal Fees..................................................  $ 8,000
Fees and expenses of accountants............................  $ 5,000
Printing Fees...............................................  $ 5,000
Miscellaneous...............................................  $ 5,000
                                                              -------
Total.......................................................  $32,248
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 722 and 723 of the Business Corporation Law of the State of New York ("BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Company's By-Laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the full extent permitted by, and consistent with, the BCL.

    Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Company's Restated Certificate of Incorporation contains such a provision.

    For the undertaking in relation to indemnification, please see Item 17 below.

ITEM 16. EXHIBITS.

                                    EXHIBITS

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger dated as of January 22, 2001, by and between the Company, Tropel Merger Sub, Inc., Tropel
                        Corporation, John H. Bruning and Alan H. Bordenstein.*

         3.1            Restated Certificate of Incorporation of the Company, dated
                        December 6, 2000 (incorporated by reference to Exhibit 3(i)
                        of the registrant's Annual Report on Form 10-K for the
                        fiscal year ended December 31, 2000).

         3.2            By-laws of the Company effective December 6, 2000
                        (incorporated by reference to Exhibit 3(ii) of the registrants Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

         4.1            Form of Common Stock Certificate of the Company
                        (incorporated by reference to Exhibit 4 to Registration
                        Statement on Form S-4 filed with the Commission on June 17,
                        1992 (Registration Statement No. 33-48488)).

       EXHIBIT
       NUMBER           DESCRIPTION
---------------------   -----------
         4.2            Rights Agreement, dated as of June 5, 1996, between the
                        Company and Harris Trust and Savings Bank, as rights agent
                        (incorporated by reference to Exhibit 1 to the Company's
                        Current Report on Form 8-K dated July 10, 1996).

         4.3            Form of Preferred Share Purchase Right of the Company
                        (included in Exhibit 4.2).

         5.1 Opinion of William D. Eggers, Esq. as to the legality of shares registered.*

        23.1            Consent of William D. Eggers, Esq. (included in Exhibit
                        5.1). *

        23.2            Consent of PricewaterhouseCoopers LLP.**

        23.3            Consent of PricewaterhouseCoopers SpA.**

        24.1            Powers of Attorney.*

------------------------

*   Filed herewith

**  To be filed by amendment

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim against the registrant for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 10th day of April, 2001.

                                                       CORNING INCORPORATED
                                                       (Registrant)

                                                       By:  /s/ WILLIAM D. EGGERS
                                                            ---------------------------------
                                                            William D. Eggers
                                                            Senior Vice President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 10, 2001 by the following persons in the capacities indicated:

                 NAME AND SIGNATURE                                        TITLE
                 ------------------                                        -----
                  /s/ JOHN W. LOOSE                    President, Chief Executive Officer and
     -------------------------------------------       Director
                   (John W. Loose)                     (Principal Executive Officer)

                 /s/ JAMES B. FLAWS                    Executive Vice President, Chief Financial
     -------------------------------------------       Officer and Director
                  (James B. Flaws)                     (Principal Financial Officer)

               /s/ KATHERINE A. ASBECK                 Senior Vice President and Controller
     -------------------------------------------       (Principal Accounting Officer)
                (Katherine A. Asbeck)

                          *                            Chairman of the Board
     -------------------------------------------
                 (Roger G. Ackerman)

                          *                            Director
     -------------------------------------------
                 (John Seely Brown)

                          *                            Director
     -------------------------------------------
                  (John H. Foster)

                          *                            Director
     -------------------------------------------
                    (Gordon Gund)

                 NAME AND SIGNATURE                                        TITLE
                 ------------------                                        -----
                          *                            Director
     -------------------------------------------
                 (John M. Hennessy)

                          *                            Director
     -------------------------------------------
                 (James R. Houghton)

                          *                            Director
     -------------------------------------------
                 (James J. O'Connor)

                          *                            Director
     -------------------------------------------
                 (Catherine A. Rein)

                          *                            Director
     -------------------------------------------
                 (Deborah D. Rieman)

                          *                            Director
     -------------------------------------------
                  (H. Onno Ruding)

                          *                            Director
     -------------------------------------------
               (William D. Smithburg)

                          *                            Director
     -------------------------------------------
                (Peter F. Volanakis)

                          *                            Director
     -------------------------------------------
                 (Wendell P. Weeks)

*By                   /s/ WILLIAM D. EGGERS
             --------------------------------------
                       (William D. Eggers)
                        Attorney-in-fact

                               INDEX TO EXHIBITS

       EXHIBIT                                                                          PAGE
       NUMBER           EXHIBITS                                                       NUMBER
---------------------   --------                                                      --------
         2.1            Agreement and Plan of Merger dated as of January 22, 2001, by and between the Company, Tropel Merger Sub, Inc., Tropel
                        Corporation, John H. Bruning and Alan H. Bordenstein.*

         3.1            Restated Certificate of Incorporation of the Company, dated
                        December 6, 2000 (incorporated by reference to Exhibit 3(i)
                        of the registrant's Annual Report on Form 10-K for the
                        fiscal year ended December 31, 2000).

         3.2            By-laws of the Company effective December 6, 2000
                        (incorporated by reference to Exhibit 3(ii) of the registrants Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

         4.1            Form of Common Stock Certificate of the Company
                        (incorporated by reference to Exhibit 4 to Registration
                        Statement on Form S-4 filed with the Commission on June 17,
                        1992 (Registration Statement No. 33-48488)).

         4.2            Rights Agreement, dated as of June 5, 1996, between the
                        Company and Harris Trust and Savings Bank, as rights agent
                        (incorporated by reference to Exhibit 1 to the Company's
                        Current Report on Form 8-K dated July 10, 1996).

         4.3            Form of Preferred Share Purchase Right of the Company
                        (included in Exhibit 4.2).

         5.1 Opinion of William D. Eggers, Esq. as to the legality of shares registered.*

        23.1            Consent of William D. Eggers, Esq. (included in Exhibit
                        5.1). *

        23.2            Consent of PricewaterhouseCoopers LLP.**

        23.3            Consent of PricewaterhouseCoopers SpA.**

        24.1            Powers of Attorney.*

------------------------

*   Filed herewith

**  To be filed by amendment